Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51691), as amended, of the Triton Exploration Services, Inc. 401(k) Savings Plan (formerly the Triton Energy Corporation 401(k) Savings Plan) of our report dated June 26, 1998 appearing on page F-2
of    this  Annual  Report  on  Form  11-K.






PRICE  WATERHOUSE  LLP
Dallas,  Texas
June    26,  1998